POWER OF ATTORNEY

	Know all by these presents, that the undersigned, in the undersigned's capacity as an officer and/or director of Janus Henderson Group plc (the "Company"), hereby constitutes and appoints each of Peter Falconer and Lisa Kish, in their capacities for the Company, as the undersigned's true and lawful attorney in fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, (a) Forms 3, 4, and 5 (including any amendments or corrections thereto), or any other forms prescribed  by the
United States Securities and Exchange Commission ("SEC"), in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(b) any notices of proposed sales of securities of the Company on Form 144
(including any amendments or corrections thereto), or any other forms prescribed by the SEC, that the undersigned may be required to file in accordance with Rule
144 under the Securities Act of 1933; and (c) a Form ID (including any amendments or corrections thereto), or any other forms prescribed by the SEC, that may be necessary to obtain or update codes and passwords enabling the undersigned to make electronic filings with the SEC of the forms referenced in clauses (1)(a) and (1)(b) above;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, Form 144 and/or Form ID, and timely file such forms with the SEC and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

	The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, Rule 144 under the Securities
Act of 1933 or any other legal or regulatory obligations of the undersigned.

	The undersigned does hereby revoke, as of the date hereof, all prior powers of attorney previously granted to any employee or other agent or representative of the Company with respect to the forms referenced in clauses (1), (2) and (3)
above, provided that no acts taken pursuant to any such prior powers of attorney in accordance therewith shall be invalidated hereby.

This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Forms 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 10th day of December, 2021.


Signature /s/ Eugene Flood Jr.